EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Shares of COHEN CIRCLE ACQUISITION CORP. dated as of December 31, 2024 is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the previsions of Rule13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date:	January 29, 2025	magnetar financial llc

		By:	Magnetar Capital Partners LP, its Sole Member

		By:	/s/ Hayley Stein
		Name:	Hayley Stein
		Title:	Attorney-in-fact for David J. Snyderman, Manager of Supernova Management LLC

Date:	January 29, 2025	MAGNETAR CAPITAL PARTNERS LP

		By:	Supernova Management LLC, its General Partner

		By:	/s/ Hayley Stein
		Name:	Hayley Stein
		Title:	Attorney-in-fact for David J. Snyderman, Manager of Supernova Management LLC

Date:	January 29, 2025	SUPERNOVA MANAGEMENT LLC

		By:	/s/ Hayley Stein
		Name:	Hayley Stein
		Title:	Attorney-in-fact for David J. Snyderman, Manager

Date:	January 29, 2025	DAVID J. SNYDERMAN

		By:	/s/ Hayley Stein
		Name:	Hayley Stein
		Title:	Attorney-in-fact for David J. Snyderman